UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                August 11, 2006

GL ENERGY AND EXPLORATION, INC.

(Exact name of registrant as specified in its charter)
Delaware	000-31032	52-2190362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8721 Sunset Blvd., Penthouse 7 Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 659-8770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 11, 2006, we dismissed Malone & Bailey PC as our independent accountants, and we engaged KBL, LLP as our independent accountants.

The reports of Malone & Bailey PC on the financial statements of GL Energy & Exploration, Inc. for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant’s reports of Malone & Bailey PC on our financial statements for the fiscal years ended December 31, 2005 and 2004 stated that we had recurring losses from operation and a working capital deficiency which raised raised substantial doubt about our ability to continue as a going concern.

The decision to change accountants from Malone & Bailey PC to KBL, LLP was approved by our board of directors. KBL, LLP was American’s auditor prior to its acquisition by GL Energy pursuant to the Exchange Agreement on March 13, 2006 and KBL, LLP audited American’s financial statements for the year ended April 30, 2005 which were included in GL Energy’s current report on Form 8K filed with the Commission on March 14, 2006.

During our fiscal years ended December 31, 2004 and 2005 and April 30, 2006 (after our change in fiscal year) and the subsequent interim period through August 11, 2006, the date of the dismissal of Malone & Bailey PC, we did not have any disagreement with Malone & Bailey PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, except as follows:

Malone & Bailey PC expressed concern with the accounting principles applied to the valuation of intangible assets acquired by American Southwest Music in exchange for shares of its own common stock issued to a control person, or an entity owned by that control person. Malone and Bailey PC refers to Staff Accounting Bulletin SAB.T.5G. “Transfers of Non-monetary Assets by promoters or Shareholders” which indicates that the transfer of assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the company’s initial public offering should normally be recorded at the transferor’s cost basis determined under GAAP. Malone & Bailey stated their opinion that the intangible assets were recorded at an estimated fair value which does not represent the transferor’s cost and that the audited financial statements as of and for the year ended April 30, 2005 included in GL Energy’s Current Report on Form 8-K dated March 10, 2006 to announce the merger of the two companies (GL Energy and American) are misleading and need to be restated.

KBL, LLP previously audited American’s financial statements for the period ended April 30, 2005, which period encompassed the transaction which Malone & Bailey expressed concern above. The intangible assets discussed above by Malone & Bailey were recorded at the transferor’s cost basis that was reflected on the transferor’s internal financial statements and corporate income tax returns. Accordingly, KBL had previously determined the valuation of intangibles as accurate per their previous audit and applied the Staff’s Guidance under SABT 5G in applying the transferors cost basis as discussed above.

Other than the matters discussed above, there have been no “reportable events” as set forth in Item 304(a)(1)(i-v) of Regulation S-B adopted by the Securities and Exchange Commission

We engaged KBL, LLP on August 11, 2006. As stated above, KBL, LLP previously audited American’s financial statements for the period ended April 30, 2005, Since the transaction pursuant to which GL Energy acquired American has been accounted for as a reverse acquisition with American being treated as the acquirer for accounting purposes, our management and our board determined it appropriate to engage American’s accountants as our independent auditor. This engagement was approved by our board of directors. While we did not specifically consult KBL, LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-B, KBL LLP has previously audited the valuation of the intangible assets acquired by American Southwest Music Distribution and agreed with American’s valuation contained in their audited statements for the period ended April 30, 2005.

We disagree with Malone & Bailey’s assessment that the assets were estimated at fair value. We contend that American used the “Transferor’s Cost Basis” to determine the value for the subject intangible assets. We discussed this matter with our Board and with American’s auditor. This matter was fully discussed in connection with American’s audit for the period ended April 30, 2005. Accordingly, management does not believe that any statements contained in American’s audit for the period ended April 30, 2005 (and contained herein) were misleasding nor do we believe they need to be restated. In addition, we are continuing discussions with Malone & Bailey and have agreed to provide them with additional information which we believe will alleviate concerns. We hope to resolve this disagreement in the near future in which case an amendment to this Current Report on 8-K will be filed disclosing the same.

We have provided Malone & Bailey PC with a copy of this disclosure prior to its filing with the Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description
	16.1	Letter on Change in Certifying Accountant (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GL ENERGY AND EXPLORATION (Registrant)

Date: August 16, 2006	By:	/s/ David Michery
David Michery, President and Chief Executive Officer